The Solomon-Page Group Ltd.
                           1140 Avenue of the Americas
                            New York, New York 10036


                                                                  April 15, 1999

The Solomon-Page Group Ltd.
1140 Avenue of the Americas
New York, New York 10036

Dear_____________:

         In consideration of your continued service as a director of The Solomon-Page Group Ltd. (the "Company"), the Company will, to the extent provided herein, indemnify you and hold you harmless from and against any and all "Losses" (as defined below) that you may incur by reason of your election or service as a director, officer, employee, agent, fiduciary or representative of the Company or any "Related Entity" (as defined below) to the fullest extent permitted by law.

         1. (a) "Losses" means all liabilities, "Costs and Expenses" (as defined below), amounts of judgments, fines, penalties or excise taxes (or other amounts assessed, surcharged or levied under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement of or incurred in defense of any settlement in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether brought by or in the right of the Company or otherwise, and appeals in which you may become involved, as a party or otherwise, by reason of acts or omissions in your capacity as and while serving as a director, officer, employee, agent, fiduciary or representative of the Company or any Related Entity.

            (b) A "Related Entity" means any corporation, partnership, joint venture, trust or other entity or enterprise in which the Company is in any way interested, or in or as to which you are serving at the Company's request or on its behalf, as a director, officer, employee, agent, fiduciary or representative including, but not limited to, any employee benefit plan or any corporation of which the Company or any Related Entity is, directly or indirectly, a stockholder or creditor.

            (c) "Costs and Expenses" means all reasonable costs and expenses incurred by you in investigating, defending or appealing any threatened, pending or completed claim, action, suit or proceeding including, without limitation, counsel fees and disbursements.

         2. Costs and Expenses shall be paid promptly by the Company as they are incurred or, at your request, shall be advanced on your behalf against delivery of invoices therefor (prior to an ultimate determination as to whether you are entitled to be indemnified by the Company on account thereof); provided, however, that if it shall ultimately be determined by final decision of a court of competent jurisdiction, including the Court of Chancery of the state of Delaware (the "Court of Chancery") that you are not entitled to be indemnified on account of any Costs or Expenses for which you have theretofore received payment or reimbursement, you shall promptly repay in full such amount to the Company.

         3. The Company shall indemnify you and hold you harmless from and against any and all Losses that you may incur if you are a party to or threatened to be made a party to or otherwise involved in any proceeding or action (other than a proceeding or action by or in the right of the Company to procure a judgment in its favor), unless it is determined that you did not act in good faith and for a purpose that you reasonably believed to be in, or, in the case of service to a Related Entity, not opposed to, the best interests of the Company and, in the case of a criminal proceeding or action, in addition, that you had reasonable cause to believe that your conduct was unlawful.

         4. The Company shall indemnify you and hold you harmless from and against any and all Losses that you may incur if you are a party to or threatened to be made a party to any proceeding or action by or in the right of the Company to procure a judgment in its favor, unless it is determined that you did not act in good faith and for a purpose that you reasonably believed to be in, or, in the case of service to a Related Entity, not opposed to, the best interests of the Company, except that no indemnification for Losses shall be made under this Paragraph 4 in respect of (a) any claim, issue or matter as to which you shall have been adjudged to be liable to the Company or (b) any threatened or pending action to which you are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that the Court of Chancery or the court in which such action or proceeding was brought shall determine upon application that, in view of all the circumstances of the matter, you are fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         5. Anything hereinabove to the contrary notwithstanding, "Losses" shall not include, and you shall not be entitled to indemnification under this agreement on account of (i) amounts payable by you to the Company or any Related Entity in satisfaction of any judgment or settlement in the Company's or such Related Entity's favor (except amounts for which you shall be entitled to indemnification pursuant to Paragraph 4), (ii) amounts payable on account of profits realized by you in the purchase or sale of securities of the Company or any Related Entity within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state law; (iii) Losses in connection with which you are not entitled to indemnification as a matter of law or public policy; or (iv) Losses to the extent you are indemnified by the Company otherwise than pursuant to this agreement, including any Losses for which payment is made to you under an insurance policy.

         6. Termination of any action, suit or proceeding by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent shall not, of itself, create any presumption that you did not act in good faith and for a purpose that you reasonably believed to be in or not opposed to the best interests of the Company or a Related Entity and, with respect to any criminal action or proceeding, had no reasonable cause to believe that your conduct was unlawful.

         7. The determination on behalf of the Company that you are not entitled to be indemnified for Losses hereunder by reason of the provisions of Paragraphs 3 or 4 or clause (iii) of Paragraph 5 may be made either by (a) directors who are not parties to such action, suit or proceeding, even through less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel (who may be the outside counsel regularly employed by the Company) in a written opinion, or (d) the stockholders of the Company, as the Company's Board of Directors shall determine. Notwithstanding such determination, the right to indemnification or advances of Costs and Expenses as provided in this agreement shall be enforceable by you in a court of competent jurisdiction, including the Court of Chancery. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because you have met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel) that you have not met such applicable standard of conduct shall be a defense to the action or create a presumption that you have not met the applicable standard of conduct. Costs and expenses, including counsel fees, reasonably incurred by you in connection with successfully establishing your right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company.

         8. You agree to give prompt notice to the Company of any claim with respect to which you seek indemnification and, unless a conflict of interest shall exist between you and the Company with respect to such claim, you will permit the Company to assume the defense of such claim with counsel of its choice, such counsel to be selected in the Company's sole discretion. Whether or not such defense is assumed by the Company, the Company will not be subject to any liability for any settlement made without its consent. The Company will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to you a release from all liability with respect to such claim or litigation. If the Company is not entitled to, or does not elect to, assume the defense of a claim, the Company will not be obligated to pay the fees and expenses of more than one counsel for you and any other directors, officers or employees of the Company who are indemnified pursuant to similar indemnity agreements with respect to such claim, unless a conflict of interest shall exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the Company will be obligated to pay the fees and expenses of an additional counsel for each indemnified party or group of indemnified parties with whom a conflict of interest exists.

         9. The Company's obligation to indemnify you under this agreement is in addition to any other rights to which you may otherwise be entitled by operation of law, vote of the Company's stockholders or directors or otherwise and will be available to you whether or not the claim asserted against you is based upon matters that occurred before the date of this agreement.

         10. The obligation of the Company to indemnify you with respect to Losses that you may incur by reason of your service as a director, officer, employee, agent, fiduciary or representative of the Company or a Related Entity, as provided under this agreement, shall survive the termination of your service in such capacities and shall inure to the benefit of your heirs, executors and administrators.

         11. The Company agrees that, so long as you shall serve as a director, officer, employee, agent, fiduciary or representative of the Company or any Related Entity and thereafter so long as you shall be subject to any possible claim or threatened, pending or completed action or proceeding by reason of your service as a director, officer, employee, agent, fiduciary or representative of the Company or any Related Entity, the Company shall purchase and maintain in effect for your benefit valid, binding and enforceable policies of directors and officers liability insurance ("D & O Insurance"), covering Losses; provided, however, that the Company shall not be required to maintain D & O Insurance in effect if such insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Company, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

         12. If you are entitled under this agreement or otherwise to indemnification by the Company for some or a portion of the Losses actually and reasonably incurred by you but not, however, for the total amount thereof, the Company shall nevertheless indemnify you for the portion of the Losses to which you are entitled.

         13. It is the intention of the parties to this agreement to provide for indemnification in all cases and under all circumstances where to do so would not violate applicable law (and notwithstanding any limitations permitted, but not required by statute) and the terms and provisions of this agreement shall be interpreted and construed consistent with that intention. Nonetheless, if any provision of this agreement or any indemnification made under this agreement shall for any reason be determined by a court of competent jurisdiction, including the Court of Chancery to be invalid, unlawful or unenforceable under current or future laws, such provision shall be fully severable and, the remaining provisions of this agreement shall not otherwise be affected thereby, but shall remain in full force and effect and, to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         14. This agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware, except that body of law relating to choice of law.

         15. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both the Company and you.

         Your signature below will evidence your agreement and acceptance with respect to the foregoing.


                                       Very truly yours,

                                       THE SOLOMON-PAGE GROUP LTD.


                                       By:______________________________________
                                          Name:     Lloyd Solomon
                                          Title:    Vice Chairman and Chief
                                                    Executive Officer

AGREED TO AND ACCEPTED:



___________________________



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